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                                                                     EXHIBIT 5.1

      [LETTERHEAD OF MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.]

                                          January 30, 2002

Alloy, Inc.
Board of Directors
151 West 26th Street, 11th Floor
New York, New York 10001

Gentlemen:

     We have acted as special counsel for Alloy, Inc. (the "Company") in connection with the preparation, execution and filing of a Registration Statement under the Securities Act of 1933 on Form S-3 (the "Registration Statement") relating to the registration of 5,750,000 shares of Alloy, Inc. common stock, $.01 par value ("Common Stock"), 4,150,000 of which may be sold by the Company and 1,600,000 shares of common stock which may be sold by the selling stockholders named in the prospectus included in the Registration Statement.

     In connection with the opinion expressed below, we have made such factual inquiries and have examined or caused to be examined such documents, records and instruments and such questions of law as we have considered necessary or appropriate for the purpose of such opinion. On the basis of such inquiries or examinations, it is our opinion that the shares of Common Stock which may be sold by the Company and by the selling stockholders named in the prospectus included in the Registration Statement have been, or will upon issuance be, duly authorized and validly issued by the Company and are, or will upon issuance be, fully paid and nonassessable.

     Our opinion is limited to the General Corporation Laws of the State of Delaware and the United States Federal laws and we express no opinion with respect to the laws of any other jurisdiction. It is understood that this opinion is to be used only in connection with the offer and sale of Common Stock while the Registration Statement is in effect.

     We consent to the filing of this opinion as an exhibit to the Registration Statement referred to above.

                                Very truly yours,

                                /s/ MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND
                                POPEO, P.C.
                                ------------------------------------------------
                                Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.